Exhibit 10.4

OPERATING AGREEMENT

OF

RADIANT LOGISTICS PARTNERS LLC

(a Delaware Limited Liability Company)

Effective Date: June 28, 2006

OPERATING AGREEMENT
OF
RADIANT LOGISTICS pARTNERS llc

(A Delaware Limited Liability Company)

THIS OPERATING AGREEMENT is made and entered into effective as of June 28, 2006, by and between the following members:

Radiant Capital Partners LLC, with offices at 1227 120th Avenue, NE, Bellevue, WA 98005 ("CAPITAL PARTNERS"); and

Airgroup Corporation, with offices at 1227 120th Avenue, NE, Bellevue, WA 98005 ("AIRGROUP") (each a "Member" or collectively, the "Members").

W I T N E S S E T H:

WHEREAS, the Members desire to form a limited liability company under the laws of the State of Delaware (hereinafter called the "Company") and;

WHEREAS, the Members wish to set forth the agreed upon terms and conditions governing the management, operations and affairs of the Company.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties named above, the parties to this Agreement, intending to be legally bound by this Agreement agree as follows:

SECTION 1
DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

1.01 "Accountants" shall mean the firm of independent certified public accountants designated by the Manager from time to time to serve as the accountants for the Company.

1.02 "Act" shall mean the Delaware Limited Liability Company Act as amended from time to time.

1.03 "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with the referenced Person; (ii) any Person which has a ten (10%) percent or more beneficial or voting, interest in the referenced Person or any Person in which the referenced Person has a ten (10%) percent or more beneficial or voting interest; (iii) any officer or director of or partner or member in either the referenced Person or any Person described in (i) or (ii) above; and (iv) any Person who would be a related taxpayer to the referenced Person under Code Section 267. For purposes of the above, the term "control" (including "controlling" and "controlled") shall mean the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of voting interests, by contract, or otherwise.

1.04 "Agreement" shall mean this Operating Agreement.

1.05 "Bankruptcy" shall be deemed to have occurred as to a Person when (i) such Person shall have commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or under any other applicable federal or state bankruptcy or insolvency law, or (ii) a decree or order for relief under any of such laws shall have been entered by any court having jurisdiction in the premises in respect of such Person, or a receiver, liquidator, assignee, custodian, trustee or similar official shall have been appointed for such Person or any substantial part of such Person's property, or the winding-up or liquidation of such Person's affairs shall have been ordered, and in connection with the foregoing provisions of this clause (ii) either such Person shall have applied for or consented to such decree, order or appointment or such decree, order or appointment shall have continued unstayed and in effect for a period of ninety (90) days (whether or not consecutive), or (iii) such Person shall have made an assignment for the benefit of creditors, or (iv) such Person shall have generally admitted in writing the inability to pay its, his or their debts as such debts become due.

1.06 "Capital Account" as of any given date shall mean the capital contribution to the Company by a Member as adjusted from time to time pursuant to Section 7.06 below.

1.07 "Certificate of Formation" shall mean the Certificate of Formation of the Company as filed with the Delaware Secretary of State as the same may be amended from time to time.

1.08 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended or replaced from time to time.

1.09 "Company" shall mean the limited liability company formed pursuant to this Agreement.

1.10 “Distributable Cash" shall mean the gross cash proceeds, revenues and funds received by the Company from Company operations, sales, other dispositions, financings and refinancings or any other source plus any reduction in Reserves previously established, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company; (ii) all cash expenditures incurred incident to the normal operation of the Company, including but not limited to expenses, capital improvements, replacements, distributions and contingencies; and (iii) such Reserves as the Manager deems reasonably necessary for the proper operation of the Company's business. Distributable Cash shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances.

1.11 "Effective Date" shall mean June 28, 2006.

1.12 "Event of Dissolution" shall have the meaning provided in Section 11.01.

1.13 "Excess Distributable Cash" shall mean an amount determined for each taxable year of the Company equal to the excess of the Distributable Cash of the Company for such year minus fifty percent (50%) of the taxable income of the Company for such year.

1.14 Intentionally Deleted.

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1.15 Intentionally Deleted.

1.16 "Indemnified Party" shall have the meaning provided in Section 6.05.

1.17 "Indemnifying Party" shall have the meaning provided in Section 6.05.

1.18 "Liquidating Trustee" shall have the meaning provided in Section 11.02.

1.19 "Manager" shall have the meaning provided in Section 5.01.

1.20 "Member" shall mean each of the parties who execute this Agreement as a Member and each of the parties who hereafter become Members. A Manager shall have all the rights of a Member with respect to such Membership Interest, and the term "Member" as used herein shall include the Manager to the extent he owns or has purchased any such Membership Interest in the Company.

1.21 "Member Loans" shall mean any financing provided by a Member pursuant to Section 4.05.

1.22 "Membership Interest" shall refer to a Member's entire right, title and interest in the Company and shall include a Member's right to share in the Profits and Losses, the right to receive distributions of Company assets and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement and the Act.

1.23 "Minimum Gain" shall mean the amount of gain that would be recognized by the Company if property encumbered by a Nonrecourse Debt was transferred in full satisfaction of such debt and as otherwise set forth in Regulation Section 1.704-2 (i)(3).

1.24 "Person" shall mean any person, firm, corporation, general partnership, limited partnership, limited liability company, association, company, trust, estate, custodian, nominee, joint venture, foreign business organization or other individual or entity.

1.25 "Profits" and "Losses" shall mean amounts equal to the corresponding items of income, gain, deductions, credits and losses in the aggregate or separately stated, as appropriate, determined in accordance with tax basis accounting principles and used to complete the Company's information tax returns filed for federal income tax purposes, except that: (i) such items of income, gain, deductions and losses with respect to assets contributed by a Member to the Company or owned by the Company if and when the Members' Capital Accounts are revalued, shall be computed by reference to such assets' fair market value, determined by the Members, at the time of such contribution or revaluation, all as provided in the Regulations under Section 704(b) of the Code; (ii) Profits shall also include tax-exempt income of the Company under Code Section 705(a)(1)(B); and (iii) Losses shall include expenditures of the Company described in Code Section 705(a)(2)(B) and expenditures which are characterized as Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b) or any successor thereto. The Manager shall determine such Profits and Losses with the assistance of the Accountants.

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1.26 "Regulations" shall mean the proposed, final or temporary regulations promulgated by the United States Treasury Department under the Code and as in effect as of the date of the filing of the Certificate of Formation and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

1.27 "Regulatory Allocations" shall have the meaning provided in Section 9.02.

1.28 "Reserves" shall have the meaning provided in Section 8.03.

1.29 "Transfer" shall mean any sale, assignment, hypothecation, mortgage, pledge, encumbrance or other transfer or disposition.

SECTION 2
FORMATION

2.01 Formation. The Members join together pursuant to this Agreement as a "limited liability company" as of the Effective Date. On April 19, 2006 (the "Filing Date"), the Company was formed as a Delaware limited liability company by filing a certificate of formation in the Office of the Delaware Secretary of State in accordance with the Act. No Membership Interests have heretofore been issued, and heretofore the Company has had no assets or liabilities. The Company shall conduct business as a limited liability company pursuant to the terms of this Agreement and the provisions of all applicable law.

2.02 Name. The business and affairs of the Company shall be conducted under the name RADIANT LOGISTICS PARTNERS LLC and such name shall be used at all times in connection with the business and affairs of the Company.

2.03 Office. The Company shall maintain its principal office within the State of Washington at such location as may be designated by the Manager.

2.04 Registered Office and Registered Agent. The Company's initial registered office shall be at 108 West 13th Street, Wilmington, DE 19801, and the name of its initial registered agent at such address shall be Business Filings Incorporated. The registered office and registered agent of the Company may be changed from time to time by filing the address of the new registered and/or the name of the new registered agent with the Delaware Secretary of the State pursuant to the Act.

SECTION 3
BUSINESS OF COMPANY

3.01 Purpose. The purpose of the Company shall be to: (a) conduct business within the transportation and logistics industry; or in any other field or industry identified by the Manager and agreed to by the Members, (b) to exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by a limited liability company under the Act; and (c) to engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

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3.02 Other Businesses. This Agreement shall not prohibit any Member from conducting other businesses or activities not related to the Company without accounting to the Company or the other Member, whether or not such other businesses or activities, directly or indirectly, compete with the business of the Company. Further, no Member shall be liable or accountable to the Company or the other Members for failure to disclose or make available to the Company any business opportunity that a Member becomes aware of in its capacity as a Member or otherwise.

3.03 Title of Property. All tangible and intangible, real and personal property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in its individual name or right, and each Member's interest in the Company shall be personal property for all purposes.

3.04 Term. The term of the Company shall commence on the Filing Date and shall continue perpetually until the winding up and liquidation of the Company in accordance with Section 11.01.

SECTION 4
CAPITAL CONTRIBUTIONS

4.01 Member's Initial Capital Contributions. Upon the execution of this Agreement, each Member shall make an initial capital contribution as set forth on Exhibit "A". Each Member shall contribute to the capital of the Company at the time and in the manner provided in this Agreement.

4.02 Additional Contributions. From time to time after the Effective Date, the Manager may require the Members to make additional capital contributions to the extent that the Manager determines that such additional capital contributions are reasonably necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion and diversion). Any such additional contribution shall be in proportion to the Members' then existing capital accounts. A Member may not make an additional capital contribution without the consent of the Manager.

4.03 No Other Contributions. No Member shall be required to make any additional capital contributions to the Company not specifically required by Sections 4.01 and 4.02, unless otherwise required pursuant to this Agreement, and, except as provided in such Sections, shall not be obligated or required under any circumstances to restore the negative balance in its Capital Account.

4.04 No Interest. The Members shall not receive interest from the Company on any capital contributions at any time made to the Company or on the balance of their respective Capital Accounts.

4.05 Financing. To the extent of the Company obtains financing from unrelated third parties, at the request of the Manager, the Members shall agree to guarantee such financing in proportion to the Members' existing capital accounts.

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4.06 No Priority. No Member shall be entitled to any Distributions from the Company or to withdraw or demand the return of any part of his capital contribution except as specifically provided for herein. No Member shall have the right to demand or receive property other than cash in return for his capital contribution or as a Distribution of income. No Member shall have priority over any other Member either as to the return of his capital contribution to the Company or as to any distributions except as specifically provided for herein.

SECTION 5
RIGHTS AND DUTIES OF MANAGEMENT

5.01 Number, Tenure and Qualifications of the Managers. The initial Manager of the Company shall consist of one individual (the "Manager"); provided, however, that the number of Managers may be increased or decreased from time to time by the unanimous vote of the Members. The Manager need not be a Member. The Members hereby agree and acknowledge that Bohn H. Crain is hereby elected as the initial Manager of the Company and by signing this Agreement he hereby acknowledges and accepts said position. Each Manager shall hold office until his successor or successors shall have been elected and qualified. The Members have the right to remove the Managers.

5.02 Intentionally Deleted.

5.03 General Powers of the Manager. The Manager shall be responsible for the operation of the Company's business and affairs in the ordinary course and shall have the full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, and to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, subject to the exceptions provided below:

(a) Limitations Imposed Elsewhere. Situations in which the express approval or consent of the Members is expressly required by this Agreement or by non-waivable provisions of applicable law;

(b) Acquisition of Property. The Company may not acquire Property from any Person without the affirmative vote of Members holding at least two-thirds (2/3) of all Membership Interests, and then only upon such terms and conditions as the Manager may determine and approve;

(c) Borrowing. The Company may not borrow money from banks, other lending institutions, Members, including the Manager, or Affiliates of the Manager without the affirmative vote of Members holding at least two-thirds (2/3) of all Membership Interests, and then only upon such terms and conditions as the Manager may determine and approve;

(d) Sale or Other Disposition of Company Property. The Company may not sell or otherwise dispose of any interest in real property or to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan without the affirmative vote of Members holding at least two-thirds (2/3) of all Membership Interests, and then only upon such terms and conditions as the Manager may determine and approve; and

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(e) Merger or Consolidation. The Company may not merge or consolidate with other business entities without the affirmative vote of Members holding at least two-thirds (2/3) of all Membership Interests, and then only upon such terms and conditions as the Manager may determine and approve.

5.04 Employees. The Manager may from time to time cause the Company to employ any Persons to operate the business of the Company, including performing any function that a Manager would otherwise perform, and to pay such Person any fee that the Manager may determine to be reasonable.

5.05 No Exclusive Duty to Company. The Manager shall not be required to manage the Company as his sole and exclusive function and he may have other business interests and may engage on other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement and by virtue of being a Member of this Company, to share or participate in such other investments or activities of the Manager or to the income or proceeds derived therefrom. The Manager shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

5.06 Bank Accounts. The Manager may from time to time open bank accounts in the name of the Company, and the Manager shall be the signatory thereon.

5.07 Company Indemnification. To the fullest extent permitted by law and the Act, the Company shall indemnify the Manager, the Members, Company employees and other agents for, and shall hold the Manager, Members, Company employees and other agents harmless from and against, any liability of the Manager, Members, Company employees and other agents to any Person arising or incurred in connection with the good faith discharge of the Manager's, Members', Company employees' and other agents' obligations under this Agreement, except for liability imposed on the Manager, Members, Company employees and other agents as a result of any fraudulent, criminal, or grossly negligent act or omission of or breach of this Agreement by the Manager, Members, Company employees and other agents, respectively.

5.08 Removal. At a meeting called expressly for that purpose, the Manager may be removed at any time, with or without cause, by the affirmative vote of the Members holding seventy five (75%) of Membership Interests. The removal of a Manager shall not affect his, her or its rights as a Member (if the Manager is a Member) and shall not constitute withdrawal of a Member.

5.09 Vacancies. Any vacancy occurring for any reason in the Manager may be filled by the affirmative vote of Members holding two-thirds (2/3) of the Membership Interests. A Manager elected to fill a vacancy shall be elected for the unexpired term of its predecessor in office and shall hold office until the expiration of such term and until its successor shall be elected and shall qualify or until its earlier death, resignation or removal.

5.10 Salaries. The Manager shall not receive a salary. However, in the future, any salary and other compensation of the Manager shall be fixed by an affirmative vote of the Members holding at least two-thirds (2/3) of Membership Interests, and no Manager shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Member of the Company.

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SECTION 6
RIGHTS AND OBLIGATIONS OF MEMBERS

6.01 General. Except in the capacity as a Manager, the Members shall not act in the name of or as the representative of the Company and shall not deal with the Company's assets in any way, and shall not incur any obligation for which the Company or the other Members will or may be liable, and the Members shall not otherwise bind the Company or the other Members, and any violation of this Paragraph 6.01 shall be deemed to constitute willful misconduct.

6.02 Limited Liability. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law, as each is amended from time to time.

6.03 List of Members. Upon written request of any Member, the Manager shall provide a list showing the names, addresses and Membership Interests of all Members.

6.04 Other Compensation. No Member shall be entitled to any fees, commissions or other compensation from the Company for any services rendered to or performed for the Company, except as specifically provided in this Agreement or as approved by written consent of the Manager.

6.05 Member Indemnification. Each Member and the Manager (the "Indemnifying Party") shall indemnify the Company and each other Member and the Manager (the "Indemnified Party") for, and shall hold the Indemnified Party harmless from and against, any and all liability to any Person incurred by the Indemnified Party by reason of any fraudulent, criminal or grossly negligent act or omission of or breach of this Agreement by such Indemnifying Party or any of the shareholders, officers, agents, employees or Affiliates of such Indemnifying Party, and for, from and against all cost, expense and loss incurred by the Indemnified Party in connection with the liability.

6.06 Default. If a Member fails to perform any of its obligations under this Agreement or violates any of the terms of this Agreement (an "Event of Default"), the other Members shall have the right (in addition to all of its or their other rights and remedies under this Agreement, at law or in equity) to give the Member written notice of such default at any time prior to the curing of such default. Unless the Member cures such default within ten (10) days after receipt of such notice, then the Member shall be a "Defaulting Member" hereunder. If a Member is a Defaulting Member as that term is defined in this Section 6.06 or elsewhere in this Agreement, the other Members may do one or more of the following, at the same or different times, in addition to all of its or their other rights and remedies:

(a) bring any proceeding in the nature of specific performance, injunction or other equitable remedy, it being acknowledged by each of the Members that damages at law may be an inadequate remedy for an Event of Default under this Agreement and the Defaulting Member may be compelled to cure such default; and/or

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(b) bring any action at law by or on behalf of the Member or the Company, individually or collectively, as may be permitted in order to recover damages and the Defaulting Member shall be liable for all damages suffered by the Company and the other Member as a result of such default.

SECTION 7
ACCOUNTING AND TAX MATTERS

7.01 Fiscal Year. The fiscal year of the Company shall be the calendar year.

7.02 Accounting Method. The books and records of the Company shall be maintained on the method of accounting chosen by the Manager and otherwise in accordance with tax basis accounting principles consistently applied and shall show all items of income and expense. The Manager shall maintain at the Company's principal office full and accurate books and records of the Company's business.

7.03 Records, Audits and Reports. At the expense of the Company, the Manager shall maintain records and accounts of all operations and expenditures of the Company. The Manager shall provide the Members on a periodic basis with a report of the Company's operations, which shall include income statements of the Company for such period and for the year to date, but no later than the end of the month succeeding such period. All such reports provided by the Manager shall be at the expense of the Company. Each Member shall maintain all information relating to the Company contained in such reports and books and records in strict confidence. Each Member making such examination, review, audit or copying shall bear all of the expenses incurred by such Member, the Manager and the Company in any such examination, review, audit and copying.

7.04 Tax Status. Each of the Members hereby recognizes that the Company will be recognized as a partnership for Federal and Delaware tax purposes and will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code. The Manager shall use all reasonable efforts to cause the Accountants to prepare and make timely filings of all tax returns and statements which the Accountants determine must be filed on behalf of the Company with any taxing authority or jurisdiction in which the Company does business. The Manager shall use all reasonable efforts to provide a copy of such returns and statements, or pertinent information therefrom, to each Member within a reasonable time after the end of the Company's fiscal year.

7.05 Tax Matters Member. The Manager shall be the "tax matters partner" for purposes of the Code and shall notify the Members of any audit or other matters of which the Manager is notified or becomes aware. All elections permitted to be made by the Company under federal and/or state laws shall be made by the Manager in accordance with Section 9.03 hereof.

7.06 Capital Accounts.

(a) A separate account (a "Capital Account") shall be established and maintained for each Member in accordance with Regulations Section 1.704-1(b) of the Code.

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(b) The manner in which the Capital Accounts are to be maintained pursuant to this Section 7.06 is intended to comply with the requirements of Code Section 704(b) and the Regulations promulgated thereunder.

(c) Upon liquidation of the Company, liquidating distributions will be made in accordance with the relative Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. The Company may offset damages for breach of this Agreement by a Member (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

7.07 Payment of Expenses. At all times prior to the termination or dissolution of the Company, the cash proceeds of the Company, together with any net reduction in the reserves of the Company, shall be applied first to the payment of all taxes, debts and other obligations and liabilities (including the interest on and the principal of any loan owing to any Member thereof) of the Company which are then due and owing, and the establishment of reasonable reserves for contingent and future liabilities and distributions of the Company, as determined by the Manager.

7.08 Loans to Company. Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

SECTION 8
DISTRIBUTIONS

8.01 Membership Interests. The Members shall have the Membership Interests as set forth in Exhibit "A" attached hereto and made a part hereof.

8.02 Distributions of Distributable Cash. From time to time, but no less frequently than once a year, the Manager shall cause the Company to distribute the Distributable Cash of the Company to the Members, which distributions shall be made in proportion to the Members respective proportionate Membership Interests, determined immediately prior to such distribution. Notwithstanding the foregoing of this Section 8.02, distributions made upon the termination or dissolution of the Company shall be made in accordance with Section 11.02 of this Agreement.

8.03 Reserves. Notwithstanding anything to the contrary contained in Section 8.02, the Manager may defer the distribution of the Excess Distributable Cash and use such Excess Distributable Cash to establish reserves (the "Reserves") for the payment of Company expenses, debt payments, capital improvements, replacements, distribution, contingencies and all other purposes all as determined by the Manager.

8.04 Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to former Members on account of the Company's acquisition of their Membership Interests.

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SECTION 9
ALLOCATIONS

9.01 Allocations. Except as otherwise provided herein, all items of Profits and Losses shall be allocated to the Members in proportion to their Membership Interests.

9.02 Allocation Rules. The following special allocations shall be made in the following order:

(a) Determination Generally. The profits, losses and credits of the Company shall be determined for each fiscal year in accordance with the accounting method adopted by the Company for federal income tax purposes. Where the accounting method adopted by the Company for federal income tax purposes provides no rule regarding a specific transaction, the transaction shall be accounted for in accordance with sound accounting procedures applied in a consistent manner.

(b) Income Characterization. For purposes of determining the character (as ordinary income or capital gain) of any profit allocated to a Member, the portion of such profit that is treated as ordinary income attributable to the recapture of depreciation, if any, shall be allocated among the Members in the proportion that the amount of depreciation, if any, previously allocated to each Member relating to Company assets or property bears to the total of such depreciation allocated to all Members.

(c) Allocation of Other Items. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

(d) Binding Effects. The Members are aware of the income tax consequences of the allocations made by this Section and hereby agree to be bound by the provisions of this Section in reporting their shares of Company Profits and Losses for income tax purposes.

9.03 Election. The Manager shall make all elections for federal income tax purposes.

SECTION 10
TRANSFERS OF MEMBERSHIP INTERESTS; ADDITIONAL MEMBERS

10.01 Transfers of Membership Interests. No Member may Transfer all or any part of its Membership Interest (including without limitation any Transfer between Members) unless and until such Transfer has been approved in writing by the affirmative vote of the Members holding two-thirds (2/3) of all Membership Interests (other than Defaulting Members). Any purported Transfer made in violation of this Section 10.01 shall be void ab initio and without effect. Any Member who purports to Transfer all or any part of its Membership Interest in violation of this Section 10.01 shall be deemed to be a "Defaulting Member."

10.02 Withdrawals. No Member may otherwise withdraw from the Company unless and until such withdrawal has been approved in writing by all of the Members (other than Defaulting Members). Any other provision of this Agreement to the contrary notwithstanding, if a Member dissolves or otherwise withdraws from the Company without such approval, such Member shall thereafter be deemed to be a "Defaulting Member."

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10.03 Additional Members. From the date of the formation of the Company, any Person acceptable to the Members by the affirmative vote of the Members holding two- thirds (2/3) of all the Membership Interests may become a Member in this Company either by the issuance by the Company of a Membership Interest for such consideration as the Members by the affirmative vote of the Members holding two-thirds (2/3) of all the Membership Interests shall determine, or as a transferee of a Member's Membership Interest or any portion thereof, subject to the terms and conditions of this Agreement. No new Members shall be entitled to any retroactive allocation of income, losses or expense deductions incurred by the Company. The Manager may at the time a new Member is admitted, close the Company's books (as though the Company's tax year had ended) or make pro rata allocations of income, loss and expense deductions to a new Member for that portion of the Company's tax year in which the new Member was admitted in accordance with the provisions of Code Section 706(d) and the Regulations thereunder.

SECTION 11
DISSOLUTION

11.01 Events of Dissolution. The Company shall continue until dissolved upon the earliest to occur of the following events (the "Events of Dissolution"):

(a) the sale, exchange, or other disposition by the Company of all or substantially all of the Company's assets; or

(b) the affirmative vote of the Members holding two-thirds (2/3) of all the Membership Interests (other than Defaulting Members) to terminate and dissolve the Company; or

(c) the entry of a decree of judicial dissolution under the Act.

11.02 Liquidating Distributions. Upon an Event of Dissolution, a Person designated by the Manager or, if there are no Manager, a Person designated by the Members (the "Liquidating Trustee") shall take full account of the assets and liabilities of the Company as of the date of such Event of Dissolution and shall proceed with reasonable promptness to liquidate the Company's assets and terminate its business in accordance with the Act. The cash proceeds from such liquidation, together with any other net assets of the Company, shall be applied first to the payment of items described in Section 7.07, Payment of Expenses, including all items relating to such liquidation and all reserves that the Liquidating Trustee determines, in its discretion, to be appropriate. Amounts remaining after such payments and reserves have been made, shall be distributed to the Members in proportion to their respective Membership Interests.

11.03 Tax Termination. In the event of a termination of the Company for federal income tax purposes under Section 708 of the Code resulting from the transfer of an interest in the Company, the Company shall nevertheless remain in full force and effect hereunder and the Capital Accounts shall govern the constructive liquidation for federal income tax purposes and new Capital Accounts shall be redetermined in accordance with Section 7.06.

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11.04 Certificate of Cancellation. As soon as possible following the occurrence of an Event of Dissolution specified in Section 11.01, the appropriate representative of the Company shall execute a Certificate of Cancellation in such form as shall be prescribed by the Delaware Secretary of the State in accordance with the Act and file such Certificate of Cancellation with Office of the Delaware Secretary of State to dissolve the Company.

11.05 Effect of Filing of Certificate of Cancellation. Upon the filing by the Delaware Secretary of the Commonwealth of a statement of intent to dissolve, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a Certificate of Cancellation has been certified and issued by the Delaware Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

SECTION 12
AMENDMENT

12.01 Amendments. This Agreement may be amended at any time upon the written consent of the Members holding at least two-thirds (2/3) of all Membership Interests.

12.02 Communication. The Manager shall promptly communicate any amendment to any Member who has not provided his or her written consent to the amendment, but the Manager's failure to do so shall not in any way invalidate the amendment(s) nor render any such amendment unenforceable.

SECTION 13
MISCELLANEOUS

13.01 Notices. Unless otherwise provided in this Agreement, notices shall be deemed given if in writing and either delivered personally (with receipt acknowledged) or mailed certified mail, return receipt requested, postage prepaid, to the Member to whom the notice is to be given at such Member's address as set forth in the first paragraph of this Agreement or such other address designated by such Member to the Manager by notice hereunder.

13.02 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by any other Member of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligation of such Member hereunder. Failure on the part of a Member to complain of any act or failure to act of any other Member or to declare such other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder.

13.03 Severability. If any of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

13.04 Binding Agreement. Subject to the restrictions on Transfers set forth herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective heirs, executors, legal representatives, successors and assigns. None of the provisions of this Agreement is intended to be, nor shall the provisions be construed to be, for the benefit of any third party. Whenever, in this Agreement, a reference to any party or Member is made, such reference shall be deemed to include a reference to the permitted heirs, executors, legal representatives, successors and assigns of such party or Member.

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13.05 Additional Remedies. The rights and remedies of any Member hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any other rights in, equity or any rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention of this Section 13.05 to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise.

13.06 Further Actions. Each of the Members hereby agrees to hereafter execute and deliver such further instruments and do such further acts and things as may be required or appropriate to carry out the intent and purpose of this Agreement and which are not inconsistent with the terms hereof.

13.07 Prohibition Against Partition. Each of the Members hereby permanently waives and relinquishes any and all rights it may have to cause all or any part of any real property owned by the Company, or any other property or assets of the Company, to be partitioned, it being the intention of the Members to prohibit any Member from bringing a suit for partition against the other Members, or any of them.

13.08 Incorporation of Exhibits. The terms of the Exhibits to this Agreement are hereby incorporated in this Agreement by reference as though such Exhibits were fully set forth in this Agreement.

13.09 Use of Certain Terms. The definitions in Section 1 apply equally to both the singular and the plural; any pronoun shall include the corresponding masculine, feminine and neuter; the words "include" and "including" shall be deemed to be followed by the phrase "without limitation"; and the terms "hereof' and "herein" shall refer to the particular agreement or document in which such term appears.

13.10 Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions thereof.

13.11 Counterparts. This Agreement may be executed in one or more counterparts with each such counterpart deemed to be an original hereof and all of such counterparts deemed to be one and the same Agreement.

13.12 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the Company. No variations, modifications or changes herein nor any waiver of any provision hereof shall be binding unless set forth in a document duly executed by or on behalf of each of the Members.

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13.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than its rules as to conflicts of law to the extent that such rules would result in the application of the laws of some other jurisdiction).

IN WITNESS WHEREOF, the parties hereto executed this Agreement effective as of the Effective Date.

MEMBERS:	MANAGER

Radiant Capital Partners, LLC

/s/ Bohn H. Crain	/s/ Bohn H. Crain
By: Bohn H. Crain, CEO	By: Bohn H. Crain, CEO

Airgroup Corporation

/s/ William H. Moultrie
By: William H. Moultrie, President

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EXHIBIT "A"

MEMBERS' INITIAL CAPITAL CONTRIBUTIONS

Name of Member	Initial Contribution	Membership Interest

Radiant Capital Partners LLC	$12,000.00	12 Units

Airgroup Corporation	$8,000.00	8 Units